Exhibit 10.15.2

20900 NE 30th Avenue, 8th Floor
Aventura, FL 33180

August 28, 2025

Mr. Bradley R. Bowder
6910 Chakarun LN SE
Salem, Oregon 97306

Re:	Amendment of Stock Purchase Agreement, dated September 30, 2024, by and among Western Professional, Inc. (“Western Professional”), Aerospace Group, Inc., now Precision Aerospace and Defense Group, Inc. (“Purchaser”), and Bradley R. Bowder (“Seller”)

Dear Bradley:

Reference is hereby made to the above-referenced stock purchase agreement (the “Purchase Agreement”), pursuant to which Purchaser agreed to acquire Western Professional. Capitalized terms used herein but not otherwise defined shall have the respective meanings attributed to them in the Purchase Agreement; other terms shall be redefined as set forth herein.

The Purchase Agreement contemplates and is based in large part on the conduct by the Purchaser of an initial public offering of its securities (an “IPO”). As we have discussed, Purchaser has determined to enter into a business combination transaction with FACT II Acquisition Corp., a special purpose acquisition company (the “SPAC”), in lieu of conducting an IPO (the “SPAC Transaction”). Accordingly, for this and other reasons, certain terms and conditions of the Purchase Agreement require modification as hereinafter provided.

Following the date hereof:

(a)	all references in the Purchase Agreement to shares of Purchaser Common Stock shall mean and be deemed hereafter to refer to the common stock of the SPAC following consummation of the SPAC Transaction (the “SPAC Common Stock”) pursuant to the terms of a definitive business combination agreement by and among Purchaser, the SPAC, Fact II Acquisition LLC and the SPAC’s merger subsidiary (the “BCA”), except for references in Section 5.7 of the Purchase Agreement (Capitalization of the Purchaser), which shall remain unchanged;

(b)	the defined term “IPO” and all references thereto in the Purchase Agreement are hereby removed;

(c)	the defined term “NYSE” and all references thereto in the Purchase Agreement are hereby removed;

(d)	all references in the Purchase Agreement, including specifically in Sections I.I and 3.l(b), to “Initial Listing Price” shall be deleted and replaced with “Closing Price;” and “Closing Price” shall be added, in appropriate alphabetical order, to the definitions in Section I. I and defined as the “closing price per share of the SPAC Common Stock as quoted on Nasdaq on the last business day immediately prior to Closing;”

(e)	the term “Nasdaq” shall be added, in appropriate alphabetical order, as a defined tenn in Section 1.1 of the Purchase Agreement and shall be defined as: “the Nasdaq Stock Market;” (t) the phrase “Series C” shall be added, in appropriate alphabetical order, as a defined tenn in Section 1.1 of the Purchase Agreement and shall have the meaning ascribed to it in Section 5.7(a) as amended;

(g)	the phrase “Series D” shall be added, in appropriate alphabetical order, as a defined tenn in Section 1.1 of the Purchase Agreement and shall have the meaning ascribed to it in Section 5.7(a) as amended;

(h)	the term “SPAC” shall be added, in appropriate alphabetical order, as a defined tenn in Section 1.1 of the Purchase Agreement and shall be defined as “FACT II Acquisition Corp., a special purpose acquisition company;” and

(i)	the phrase “SPAC Transaction” shall be added, in appropriate alphabetical order, to the definitions in Section 1.1 and defined as “the business combination transaction with the SPAC.”

Certain additional definitions set forth in Section 1.1 shall be hereafter be amended as follows:

(i)	the definition of Year 1 EBITDA shall refer to December 31, 2025;

(ii)	the definition of Year 2 EBITDA shall refer to December 31, 2026;

(iii)	the definition of Year 3 EBITDA shall refer to December 31, 2027; and

(iv)	the definition of Year 4 EBITDA shall refer to December 31, 2028.

[The reference in the introductory paragraph of Section 3.1 of the Purchase Agreement to December 31, 2023 shall be replaced with “December 31, 2024.”]

Section 3.l(a) of the Purchase Agreement shall hereby be amended to remove “1,030,000” and to replace the same with”1,600,000.”

The reference in Section 3.2(a)(i) to the Company’s “2024 calendar year” shall be amended to refer to and mean “2025 calendar year.”

The references in Section 3.2(a)(i)(A) and Section 3.2(a)(i)(B) to “December 31, 2023” shall be replaced with “December 31, 2024.”

The reference in Section 3.2(a)(i)(B) to the Company’s “2024 calendar year” shall be amended to refer to and mean “2025 calendar year.”

The reference in Section 3.2(a)(ii) to the Company’s “2025 calendar year” shall be amended to refer to and mean “2026 calendar year” and the reference in Section 3.2(a)(ii)(B) to the Company’s “2025 calendar year” shall be amended to refer to and mean “2026 calendar year.”

The reference in Section 3.2(a)(iii) to the Company’s “2026 calendar year” shall be amended to refer to and mean “2027 calendar” and the reference in Section 3.2(a)(iii)(B) to the Company’s “2026 calendar year” shall be amended to refer to and mean “2027 calendar year.”

The reference in Section 3.2(a)(iv) to the Company’s “2027 calendar year” shall be amended to refer to and mean “2028 calendar year” and the reference in Section 3.2(a)(iv)(B) to the Company’s “2027 calendar year” shall be amended to refer to and mean “2028 calendar year.”

Additionally, Section 3.2(a)(i)(B) of the Purchase Agreement shall hereby be amended to remove “as of the last trading day of the 2024 calendar year” and replace it each with “as of the last trading day of the 2025 calendar year.”

Section 3.2(a)(ii)(B) of the Purchase Agreement shall hereby be amended to remove “as of the last trading day of the 2025 calendar year” and replace it each with “as of the last trading day of the 2026 calendar year.”

Section 3.2(a)(iii)(B) of the Purchase Agreement shall hereby be amended to remove “as of the last trading day of the 2026 calendar year” and replace it each with “as of the last trading day of the 2027 calendar year.”

Section 3.2(a)(iv)(B) of the Purchase Agreement shall hereby be amended to remove “as of the last trading day of the 2027 calendar year” and replace it each with “as of the last trading day of the 2028 calendar year.”

Section 3.2(a) of the Purchase Agreement shall be further amended by the addition of the following paragraph at the end thereof:

“The Year 1 Share Earn-Out Payment and the payment pursuant to Section 3.2(a)(i)(A) (the“Year 1 Earn-Out Consideration Payments”) shall be made [within 90 days of the calendar year ended December 31, 2025], and, notwithstanding the provisions of Section 3.2(b) below, the Statement in respect of the Earn-Out Consideration Payments shall be delivered within [45] days of the calendar year ended December 31, 2025.”

Section 3.5 of the Purchase Agreement shall be amended to remove “Purchaser’s IPO and the Purchaser Common Stock being listed for trading on the NYSE” and replaced with the following language: “the SPAC Transaction.”

Sections 6.9(e) and 6.10(e) of the Purchase Agreement shall be deleted and replaced with the following:

“Consummation of SPAC Transaction. Purchaser shall have consummated the SPAC Transaction.”

Section 10.2 shall hereby be amended by removing “on or before the date that is two hundred ten (210) days” and replaced with “by December 31, 2025.”

Except as specifically modified herein, all other terms, conditions and covenants contained in the Purchase Agreement shall remain in full force and effect.

This letter may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Electronic and PDF signatures shall be deemed valid and enforceable.

This letter shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

This letter and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this letter and the transactions contemplated hereby, shall be governed by and construed in accordance with the laws of the State of Oregon, without regard to any conflict of law provisions thereof.

[Signature Page(s) Follow(s) this Page]

IN WITNESS WHEREOF, the pa1iies hereto have caused this letter to be duly executed by their duly authorized representatives, all as of the day and year first above written.

PURCHASER

Precision Aerospace and Defense Group, Inc., a Florida corporation

By:	/s/ Maynard Hellman
Maynard J. Hellman, Board Chairman

WESTERN PROFESSIONAL

Western Professional, Inc., an Oregon corporation

By:	/s/ Bradley R. Bowder
Bradley R. Bowder

SELLER

Bradley R. Bowder

By:	/s/ Bradley R. Bowder

Precision Aerospace & Defense Group, Inc.

20900 NE 30th Avenue, 8th Floor
Aventura, FL 33180

August 26, 2025

Via Email: BBowder@westprolab.com

Mr. Bradley R. Bowder
Western Professional, Inc.
6910 Chakarun LN SE
Salem, Oregon 97306

Dear Mr. Browder:

This letter shall serve as acknowledgement that the extension agreement entered into on even date herewith (the “2nd Extension Agreement”) between Western Professional, Inc. (“West Pro”) and Precision Aerospace & Defense Group, Inc. (“PADG”) of that certain extension agreement dated April 27, 2025 (the “!51 Extension Agreement”) to that certain Stock Purchase Agreement dated September 30, 2024 between the parties (the “SPA”) (collectively the “Agreements”) provides for (1) an update to the terms of the Agreements by reflecting that PADG is going public via a SPAC Merger rather than via an IPO, (2) the outside date whereby going public is completed is extended to December 31, 2025, (3) the purchase price payable at closing shall be equal to the adjusted EBITDA for the year ended December 31, 2024 multiplied by 5 plus $1,600,000 cash in consideration of principal paid toward new equipment purchased and repayment of debt, and (4) the purchase price paid at closing shall be paid $5,722,344 in cash and $4,122,344 in shares of PADG’s common stock. Except as expressly modified by the 2nd Extension, all other terms and conditions of the Agreements remain in full force and effect.

/s/ Brent Borden
Brent Borden
Chief Executive Officer